                         CHASE MANHATTAN BANK USA, N.A.
                      MONTHLY CERTIFICATEHOLDER'S STATEMENT

                         CHASE CREDIT CARD MASTER TRUST
                                  SERIES 1996-2

                                                                                              Distribution Date:      8/16/2004

Section 5.2 - Supplement                                         Class A          Class B         Collateral             Total
------------------------------------------------------------------------------------------------------------------------------------

(i)       Monthly Principal Distributed                                 0.00             0.00            0.00                  0.00

(ii)      Monthly Interest Distributed                          2,740,833.33       160,416.67       82,833.33          2,984,083.33
          Deficiency Amounts                                            0.00             0.00                                  0.00
          Additional Interest                                           0.00             0.00                                  0.00
          Accrued and Unpaid Interest                                                                    0.00                  0.00

(iii)     Collections of Principal Receivables                 85,400,632.70     4,852,308.68    6,793,232.15         97,046,173.53

(iv)      Collections of Finance Charge Receivables             6,847,198.31       389,045.36      544,663.50          7,780,907.17

(v)       Aggregate Amount of Principal Receivables                                                               35,758,225,047.17

                                          Investor Interest   550,000,000.00    31,250,000.00   43,750,000.00        625,000,000.00
                                          Adjusted Interest   550,000,000.00    31,250,000.00   43,750,000.00        625,000,000.00

                                              Series
          Floating Investor Percentage                1.75%            88.00%            5.00%           7.00%               100.00%
          Fixed Investor Percentage                   1.75%            88.00%            5.00%           7.00%               100.00%

(vi)      Receivables Delinquent (As % of Total Receivables)
                       Current                                                                                                95.84%
                       30 to 59 days                                                                                           1.30%
                       60 to 89 days                                                                                           0.99%
                       90 or more days                                                                                         1.87%
                                                                                                                  -----------------
                                          Total Receivables                                                                  100.00%

(vii)     Investor Default Amount                               2,738,807.07        155,614.04     217,859.65          3,112,280.76

(viii)    Investor Charge-Offs                                          0.00              0.00           0.00                  0.00

(ix)      Reimbursed Investor Charge-Offs/Reductions                    0.00              0.00           0.00                  0.00

(x)       Net Servicing Fee                                       458,333.33         26,041.67      36,458.33            520,833.33

(xi)      Portfolio Yield (Net of Defaulted Receivables)                                                                      8.72%

(xii)     Portfolio Supplemented Yield                                                                                        9.21%

(xiii)    Reallocated Monthly Principal                                                   0.00           0.00                  0.00

(xiv)     Closing Investor Interest (Class A Adjusted)        550,000,000.00     31,250,000.00  43,750,000.00        625,000,000.00

(xv)      LIBOR                                                                                                            1.38000%

(xvi)     Principal Funding Account Balance                                                                                    0.00

(xvii)    Accumulation Shortfall                                                                                               0.00

(xviii)   Principal Funding Investment Proceeds                                                                                0.00

(xix)     Principal Investment Funding Shortfall                                                                               0.00

(xx)      Available Funds                                       6,388,864.98        363,003.69     508,205.17          7,260,073.84

(xxi)     Certificate Rate                                           5.98000%          6.16000%      2.13000%


          By:
                 ---------------------
          Name:  Patricia M. Garvey
          Title: Vice President

                         CHASE MANHATTAN BANK USA, N.A.
                      MONTHLY CERTIFICATEHOLDER'S STATEMENT

                         CHASE CREDIT CARD MASTER TRUST
                                  SERIES 1996-3

                                                                                               Distribution Date:       8/16/2004

Section 5.2 - Supplement                                           Class A           Class B       Collateral            Total
------------------------------------------------------------------------------------------------------------------------------------

(i)       Monthly Principal Distributed                                 0.00             0.00            0.00                  0.00

(ii)      Monthly Interest Distributed                          2,434,132.89       141,813.47       62,049.15          2,637,995.51
          Deficiency Amounts                                            0.00             0.00                                  0.00
          Additional Interest                                           0.00             0.00                                  0.00
          Accrued and Unpaid Interest                                                                    0.00                  0.00

(iii)     Collections of Principal Receivables                 63,970,197.93     3,634,650.93    5,088,703.97         72,693,552.83

(iv)      Collections of Finance Charge Receivables             5,128,962.37       291,416.76      407,998.91          5,828,378.04

(v)       Aggregate Amount of Principal Receivables                                                               35,758,225,047.17

                                        Investor Interest     411,983,000.00    23,408,000.00   32,772,440.86        468,163,440.86
                                        Adjusted Interest     411,983,000.00    23,408,000.00   32,772,440.86        468,163,440.86

                                            Series
          Floating Investor Percentage            1.31%                88.00%            5.00%           7.00%               100.00%
          Fixed Investor Percentage               1.31%                88.00%            5.00%           7.00%               100.00%

(vi)      Receivables Delinquent (As % of Total Receivables)
                       Current                                                                                                95.84%
                       30 to 59 days                                                                                           1.30%
                       60 to 89 days                                                                                           0.99%
                       90 or more days                                                                                         1.87%
                                                                                                                 -------------------
                                       Total Receivables                                                                     100.00%

(vii)     Investor Default Amount                               2,051,530.82       116,563.63      163,195.26          2,331,289.71

(viii)    Investor Charge-Offs                                          0.00             0.00            0.00                  0.00

(ix)      Reimbursed Investor Charge-Offs/Reductions                    0.00             0.00            0.00                  0.00

(x)       Net Servicing Fee                                       343,319.17        19,506.67       27,310.37            390,136.20

(xi)      Portfolio Yield (Net of Defaulted Receivables)                                                                       8.72%

(xii)     Portfolio Supplemented Yield                                                                                        10.20%

(xiii)    Reallocated Monthly Principal                                                  0.00            0.00                  0.00

(xiv)     Closing Investor Interest (Class A Adjusted)        411,983,000.00    23,408,000.00   32,772,440.86        468,163,440.86

(xv)      LIBOR                                                                                                             1.38000%

(xvi)     Principal Funding Account Balance                                                                                    0.00

(xvii)    Accumulation Shortfall                                                                                               0.00

(xviii)   Principal Funding Investment Proceeds                                                                                0.00

(xix)     Principal Investment Funding Shortfall                                                                               0.00

(xx)      Available Funds                                       4,785,643.20       271,910.09      380,688.54          5,438,241.84

(xxi)     Certificate Rate                                          7.09000%          7.27000%        2.13000%


          By:
                -------------------------
          Name:  Patricia M. Garvey
          Title: Vice President